UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

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INTERNATIONAL GAME TECHNOLOGY

(Exact name of registrant as specified in its charter)

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Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9295 Prototype Drive, Reno, Nevada  89521

(Address of Principal Executive Office) (Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) (e)

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2009, International Game Technology (IGT) and Stephen W. Morro, IGT’s former Chief Operating Officer, entered into a Severance and General Release Agreement, which ceases Mr. Morro’s employment with IGT.

The agreement provides for:

i.

a lump sum cash payment to Mr. Morro of $600,000 as severance

ii.

continued coverage of Mr. Morro under IGT’s medical insurance and benefit plans, which will be paid for by IGT for a period of 18 months

iii.

termination of vesting for all of Mr. Morro’s unvested stock options and restricted stock awards

iv.

a one-year non-competition covenant, as well as a confidentiality covenant and a non-disparagement covenant

v.

a release of all claims against IGT and its affiliates.

As reported previously in IGT’s Current Report on Form 8-K filed on September 2, 2008 (incorporated herein by reference), Mr. Morro resigned as IGT’s Chief Operating Officer effective September 27, 2008, and remained with IGT as a non-executive employee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ J. KENNETH CREIGHTON
J. Kenneth Creighton Vice President Corporate Law Department and Assistant Secretary

Date:  January 9, 2009

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